              FULL AND FINAL RELEASE OF ALL CLAIMS
              ------------------------------------
   (Mary Anna, Timothy, and Maran to AMERCO and the Debtors)
   _________________________________________________________

            This Release is made pursuant to that certain Settlement Agreement dated September 19, 1995 (the "Agreement"), executed by and among: (i) MARY ANNA SHOEN EATON, a married woman in her sole and separate right ("Mary Anna"); (ii) MARAN, INC. ("Maran"); (iii) EDWARD J. SHOEN ("E. Shoen"); (iv) JAMES P. SHOEN ("J. Shoen"); (v) AUBREY K. JOHNSON ("Johnson"); (vi) JOHN
M. DODDS ("Dodds"); (vii) WILLIAM E. CARTY ("Carty"); and (viii) AMERCO, a Nevada corporation ("AMERCO"). Mary Anna's spouse, TIMOTHY EATON ("Timothy"), also has executed this Release, and joins with Mary Anna and Maran in executing this Release, pursuant to, and in consideration for, the Release dated September 19, 1995 which has been executed by AMERCO and the Debtors in favor of Mary Anna, Timothy, and Maran. Terms used herein with their initial letters capitalized that are defined in the Agreement will have the meaning given them in the Agreement unless otherwise defined herein.

           In consideration of the mutual promises set forth in the Agreement and for other good and valuable consideration (including the mutual Release described above), the receipt and adequacy of which are hereby acknowledged, Mary Anna, Timothy, and Maran, and each of them, voluntarily, knowingly, and unconditionally, with specific and express intent, and on behalf of themselves and as to their claims only on behalf of any officers, directors, employees, agents, representatives, accountants, attorneys, affiliates, partners, heirs,
predecessors,   successors   and   assigns   of   any   of   them
(collectively, the "Releasing Parties"), hereby fully release, acquit, and forever discharge AMERCO, E. Shoen, J. Shoen,
Johnson, Dodds, and Carty, and any officers, directors, employees, subsidiaries, agents, representatives, accountants, attorneys, affiliates, partners, heirs, predecessors, successors, assigns, and insurers of any of them, and any other party who may be responsible or liable for the acts or omissions of AMERCO or the Debtors (collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, defenses, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind or character whatsoever, at law or in equity, in contract or in tort, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown, suspected or unsuspected (collectively, "Claims") that the Releasing Parties (or any of them) had, now have, or hereafter can, will, or may have (to the extent such future Claims arise in whole or in part out of acts or omissions prior to the date of the execution of this Release) against the Released Parties or any of them for, upon, or by reason of any matter, cause, or thing whatsoever directly or indirectly arising in connection with or related to: (i) the Agreement; (ii) the Stock Purchase Agreement executed contemporaneously with but separately from the Agreement; (iii) the Share Case Judgment; (iv) the interest of the Releasing

Parties  in  the Punitive Damage Judgment; (v) the Reorganization
Cases;  or  (vi)  any  other relationship between  the  Releasing
Parties and the Released Parties.

            Notwithstanding any other provision hereof, this Release will not release the Released Parties from any liability in conjunction with or resulting from any breach or violation of the Agreement or the Stock Purchase Agreement.

          Each Released Party who is not a party to the Agreement is nevertheless an express and intended third-party beneficiary of both the Agreement and this Release.

          Mary Anna, Timothy, and Maran, and each of them, hereby agree that they will not assert, and that they are estopped from asserting, against the Released Parties, or any of them, any Claim that any of them has released in this Release. In addition, Mary Anna, Timothy, and Maran, and each of them, hereby agree that they will not commence, join in, prosecute or participate in any suit or other proceeding in a position that is adverse to any of the Released Parties arising directly or indirectly from any Claim that they have released in this Release.

           No waiver or amendment of this Release, or the promises, obligations, or conditions herein, will be valid unless set forth in writing and signed by the party against whom such waiver or amendment is to be enforced, and no evidence of any waiver or amendment of this Release will be offered or received in evidence in any proceeding, arbitration or litigation between the Releasing Parties (or any of them) and the Released Parties (or any of them) arising out of or affecting this Release unless such waiver or amendment is in writing and signed as stated above.

           Mary Anna, Timothy, and Maran hereby represent and warrant that none of them has assigned, pledged, or transferred in any manner to any person or entity any Claim that is the subject of this Release. Mary Anna, Timothy, and Maran will indemnify the Released Parties, and each of them, from and against all Claims that are the subject of this Release that are asserted by any person or entity by or through any Releasing Party or as a result of any assignment, pledge, or transfer that caused the foregoing representation to be false.

           Mary Anna, Timothy, and Maran hereby agree, represent and warrant that each has had advice of counsel of their own choosing in negotiations for and the preparation of this Release, that each has read this Release or has had the same read to them by their respective counsel, that each has had this Release and the Agreement fully explained by such counsel, that each is fully aware of their contents and legal effect, and that each of the Releasing Parties, therefore, gives this Release voluntarily and with full awareness of the full effect of the Release.

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          This Release will be binding upon the heirs, successors
and assigns of Mary Anna, Timothy, and Maran, and will inure to the benefit of the heirs, successors and assigns of AMERCO, E.
Shoen, J. Shoen, Johnson, Dodds, and Carty.

           This Release will automatically become effective, without further act of the Releasing Parties or the Released
Parties, upon the earlier to occur of the Closing Date or the entry of the Specific Performance Order.

           This  Release  will be governed by  and  construed  in
accordance  with the laws of the State of Arizona.  By  executing
this   Release,  the  undersigned  consent  to  the   transaction
evidenced hereby.

           The provisions of this Release will be specifically enforceable.

          DATED this 19th day of September, 1995.

                              MARAN, INC.



                              By /S/ Mary Anna Shoen Eaton
                              ____________________________

                              Its  President
                              ______________________


                              MARY ANNA SHOEN EATON, a married woman
                              in her sole and separate right


                               /S/ Mary Anna Shoen Eaton
                              ______________________________


                              TIMOTHY  EATON, a married  man  and
                              spouse of Mary Anna Shoen Eaton


                              /S/ Timothy Eaton
                              ______________________________